INVESTOR PRESENTATION CITI Property Tour – April 2014

Safe Harbor: Some of the information contained in this presentation includes forward looking statements. Such statements are subject to a number of risks and uncertainties which could cause actual results in the future to differ materially and adversely from those described in the forward-looking statements. Investors should consult the Company’s filings with the Securities and Exchange Commission for a description of the various risks and uncertainties which could cause such a difference before deciding whether to invest. Glimcher® and The Outlet Collection® are registered trademarks of Glimcher Realty Trust. 2

3 PRESENTATION AGENDA  Overview of The Outlet Collection | Jersey Gardens  Tourism Overview  Company Strategic Overview  Balance Sheet Strategy

4 THE OUTLET COLLECTION | JERSEY GARDENS

5 DESIGNER BRANDS/ DISCOUNT PRICES  Opened October 1999  Fashion outlet center  Brownfield  1.8 million square feet  Over 200 stores  Largest tourist destination in NJ  Great location

6 SUCCESS OF CENTER - LOCATION  Airport – 38 million visitors annually (20% international)  NYC – 20 miles from center  NYC Bus – 40,000 guests/ month  NJ Turnpike – 65 million cars annually  Port of Elizabeth – employs over 5,700 jobs  IKEA – 165 million in sales

7 INDUSTRY RANKINGS The Outlet Collection | Jersey Gardens  $788 PSF  1.8 Million SF Outlet Industry  $400 PSF  400,000 SF Average Size

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9 SHOPPER REVIEWS

10 TOURISM OVERVIEW  Top Tourist Destination in the State of NJ  Daily Transportation from NYC and Newark Airport  Tour Bus Meet and Greet  Tour Operator Sales Program  Hotel Referrals  Trade Show Participation

11 39.3% 22.5% 18.5% 7.95% 5.2% 1.89% 1.58% 1.28% .89% .83% Central & South America 39.3% Western Europe 22.5% Israel, Middle East, Eastern Europe, Africa, Russia 18.5% UK, Ireland 7.95% Asia 5.2% Canada 1.89% South & West USA 1.58% New England 1.28% Outer NJ .89% Mid Atlantic .83% 2013 vs. 2012 +25% Increase TOURISM OVERVIEW

12 0 5,000 10,000 15,000 20,000 25,000 JAN FEB MAR APR MAY JUNE JULY AUG SEPT OCT NOV DEC 2009 2010 2011 2012 2013 2009 vs. 2008 Growth Glimcher% 2010 vs. 2009 Growth +21% 2011 vs. 2010 Growth +25% 2012 vs. 2011 Growth +29% 2013 vs. 2012 Growth +25% INTERNATIONAL TRAVELER GROWTH 2009 through 2013

13 NEW YORK CITY TRAFFIC - 100,000 200,000 300,000 400,000 500,000 600,000 700,000 Annual Passengers 2009 2010 2011 2012 2013 NYC Bus up 25% YTD over 2012 Increased 87% over past Five Years

14 TOUR BUSES 0 400 800 1,200 1,600 2,000 2,400 Annual Buses 2009 2010 2011 2012 2013 • 2013 Tour Groups +7% vs. 2012 • Buses have increased 80% over the past five years

15 GLIMCHER STRATEGIC OVERVIEW Scottsdale Quarter

Sales Sales Growth NOI Growth Releasing Spreads Moderately Performing REITs $346 0.1% 1.8% 8% High Performing REITs $607 4.2% 4.7% 15% Total REIT Peer Group $495 2.4% 3.5% 12% GLIMCHER $468 7.6% 4.5% 15% 16 PEER COMPARISON As of December 31, 2013

17 Divestitures Acquisitions Redevelopment Divestitures are key to enhancing the quality of our portfolio. REMIXING THE PORTFOLIO A Three-Tiered Approach

18  The Outlet Collection│Jersey Gardens • Commenced project early in 2012 with completed grand reopening on October 30, 2013 • Enhance the current tenant mix at the center by adding higher-end luxury retail • Major interior and exterior renovations  The Outlet Collection│Seattle • Convert from hybrid of full price and outlet to focus primarily on outlet retail • Outlet center to serve the southern half of the Seattle market • Reopening and rebranding on October 17, 2013 REDEVELOPMENT – OUTLET PROPERTIES

19 OUTLET COLLECTION PROPERTIES – SALES HISTORY (Includes both Jersey Gardens and Seattle) $423 $477 $526 $561 $656 $300 $350 $400 $450 $500 $550 $600 $650 $700 2009 2010 2011 2012 2013 55% Increase Over Five Years

20 NET OPERATING INCOME (NOI) The Outlet Collection Properties - Jersey Gardens and Seattle (dollars in thousands) The Outlet Collection represents more than 20% of total company NOI with average growth of 7% The Outlet Collection | Jersey Gardens’ NOI exceeds $40 million in 2013, an increase of 45% since 2009 $- $5,000 $10,000 $15,000 $20,000 $25,000 $30,000 $35,000 $40,000 $45,000 $50,000 2009 2010 2011 2012 2013 The Outlet Collection NOI (includes Jersey Gardens and Seattle)

21  Redevelopment represents the best use of our capital on a risk- adjusted basis  Proven ability to deliver a solid return on investment while repositioning assets for future growth within their markets REDEVELOPMENT PIPELINE

22 Percentage of Portfolio Hi g h Im p act R etaile rs 0% 10% 20% 30% 40% 2014 2009 ACQUISITIONS: EXPANDING KEY RETAIL RELATIONSHIPS “We want to be where the best retailers are.”

23  Strengthen relationships with premier tenants; typically first or only-in-the market  Located in affluent neighborhoods with strong market demographics  Highly productive, sales above our portfolio average with additional opportunities for growth ACQUISITIONS

24 2013 and 2014 divestitures include: Tulsa Promenade Lloyd Center – 40% Town Square at Surprise Non Core Assets - $20 million Eastland Mall - planned in Q314 DIVESTITURES NOI Growth Trend Recent Mall Divestitures* $10,400 $10,800 $11,200 $11,600 $12,000 $12,400 $12,800 NOI Two Years Prior One Year Prior Most Recent Year -4.1% +1.7% -5.6% *Includes Eastland Mall and Pro-rata shares of Tulsa Promenade and Lloyd Center

25 BALANCE SHEET OVERVIEW The Outlet Collection | Jersey Gardens

26  Fixed Charge Coverage Target Above 1.75x 12/31/13 – 1.82x(1)  Debt to EBITDA Target Below 7.5x 12/31/13 – 8.25x (2) (3)  Debt to Total Asset Value Target Below 45% 12/31/13 – 51.0% (1) (3) 3-year targets provided during Glimcher’s June 2012 Investor Day LONGER-TERM BALANCE SHEET TARGETS (1)As defined per the company’s credit facility covenants (2)Pro-forma presentation that reflects recent acquisitions and dispositions, including the upcoming Eastland transaction, as well as stabilization of recent redevelopments and Phases I/II of Scottsdale Quarter (3)Excludes outstanding preferred stock

27  Weighted average maturity on fixed rate debt has been extended from 3.9 years to 6.2 years as of December 31, 2013  Overall fixed rate borrowing cost has been reduced by 70 basis points to 4.7% as of December 31, 2013  Reduced borrowing rate on the company’s preferred shares by approximately 75 basis points  When including Fairfield Commons, the Company will have eight unencumbered mall properties with a total value of approximately $500 million • Plan to repay The Mall at Fairfield Commons loan at maturity in November 2014 with funds available on credit facility  Closed on the most recent modification of the Company’s credit facility in February 2014 • Commitment amount increased to $300 million • Provided additional term through February 2018, with a one-year extension option extending the maturity to February 2019 • Pricing improved to LIBOR + 175.0 bps from LIBOR + 195.5 bps BALANCE SHEET IMPROVEMENTS SINCE 2Q12

28  Lower “Debt to Total Asset Value” and drive improvement in “Debt to EBITDA” • Deliver on 3-4% core mall NOI growth in 2014 to drive EBITDA growth • Utilize free cash flow to lower debt levels (currently generating over $20 million annually) • Reduce overall debt levels, which could include preferred stock redemptions, by $300 million through property dispositions BALANCE SHEET FOCUS THROUGH 2015

29  Improving portfolio quality  Solid balance sheet  Stable and diversified portfolio  Strong management  Attractive relative valuation Will be inserting a new photo from JER here. TRANSFORMATION TO A CLASS A MALL REIT